UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2024

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Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-14027	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Wiggins Avenue

Bedford, Massachusetts 01730

(Address of Principal Executive Offices) (Zip Code)

(781) 457-9000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 28, 2024, Anika Therapeutics, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Caligan Partners LP, Caligan Partners Master Fund LP and David Johnson (collectively with each of their respective affiliates and associates, the “Investor Group”).

Pursuant to the Cooperation Agreement, the Company has agreed to increase the size of the Board of Directors (the “Board”) to ten directors and appoint William Jellison as an independent Class I director and Joseph Capper as an independent Class II director to fill such vacancies with terms expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and 2025 annual meeting of stockholders, respectively. The Company has also agreed to nominate and support Mr. Jellison for election at the 2024 Annual Meeting, subject to the Board’s fiduciary duties under applicable law. Each of Mr. Jellison and Mr. Capper will be appointed to the Capital Allocation Committee of the Board and the Capital Allocation Committee will be set at five directors, subject to the Board’s fiduciary duties under applicable law. Following the 2024 Annual Meeting, the size of the Board will be decreased to nine directors and the Company has agreed to limit the size of the Board to no more than nine directors during the Standstill Period (as defined below), subject to the Board’s fiduciary duties under applicable law.

In addition, the Company has agreed to implement a share repurchase program, subject to market conditions, applicable legal requirements, including the insider trading provisions of U.S. securities law, and other relevant factors, for an aggregate purchase price equal to $40,000,000 to occur by June 30, 2026 as follows: (i) $15,000,000 to be effected through a Rule 10b5-1 compliant trading plan initiated no later than 5:00 p.m. Eastern Daylight Time on May 31, 2024 and to be effective through June 30, 2025, and (ii) the remaining amount to be purchased in the open market. In the event of positive “free cash flow” (as defined in the Cooperation Agreement) for the period from July 1, 2024 to June 30, 2025, the amount under the share repurchase program shall be increased by fifty percent (50%) of such positive amount and in no event shall the Company be required to make any purchases in the event that the Company’s cash would be less than $45,000,000 after taking into account the share repurchase and reasonably anticipated capital expenditures and restructuring costs. This new buyback authorization replaces the Company’s share repurchase program announced in April 2023.

Under the Cooperation Agreement, the Investor Group has agreed to certain voting commitments. Commencing on the date of the Cooperation Agreement and ending on the date that is thirty calendar days prior to the notice deadline under the Company’s bylaws for stockholders to submit stockholder nominations for election to the Board at the Company’s 2025 annual meeting of stockholders (such period, the “Standstill Period”), the Investor Group has agreed to appear in person or by proxy at each meeting of the Company’s stockholders and to vote all of its shares of the Company’s common stock in accordance with the Board’s recommendation with respect to the election, removal and/or replacement of directors and any other proposal that is submitted to the stockholders of the Company for their vote, other than a proposal with respect to an amendment to the Company’s 2017 Omnibus Incentive Plan or an Extraordinary Transaction (as defined therein).

During the Standstill Period, the Investor Group has also agreed to certain standstill provisions, including, among other things, agreeing not to, subject to certain exceptions, (i) acquire cumulative ownership (directly or indirectly) of more than 9.7% of the Company’s outstanding common stock, (ii) transfer its shares of common stock to any third party that would result in such third party owning more than 4.9% of the Company’s outstanding common stock, (iii) nominate or recommend for nomination any person for election to the Board, (iv) make or be the proponent of any stockholder proposal, (v) engage in any solicitation of proxies or consents with respect to any matter or proposal, (vi) initiate or participate in any tender or exchange offer, merger, consolidation or other extraordinary transaction involving the Company, (vii) subject any voting securities of the Company to any voting arrangement or agreement, or (viii) acquire or engage in any transaction involving synthetic equity interests or short interests in the Company.

The Company and the Investor Group have also agreed to certain non-disparagement and no-litigation provisions, subject to certain exceptions, and provisions permitting the Investor Group the opportunity to meet quarterly with the Capital Allocation Committee and management.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Cooperation Agreement described in Item 1.01 above, effective May 28, 2024, the Board of the Company increased its size from eight to ten directors and appointed (i) Mr. Jellison to the Board as a Class I director, with a term expiring at 2024 Annual Meeting and (ii) Mr. Capper to the Board as a Class II director, with a term expiring at the Company’s 2025 annual meeting of stockholders. The Board has determined that each of Messrs. Jellison and Capper qualifies as an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Messrs. Jellison and Capper will each serve on the Capital Allocation Committee of the Board.

Other than the Cooperation Agreement, there is no arrangement or understanding between each of Messrs. Jellison and Capper and any other person pursuant to which each of them was appointed as a director. There are no family relationships between each of Messrs. Jellison and Capper and any director or executive officer of the Company, and each of Messrs. Jellison and Capper does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As non-employee directors of the Company, Messrs. Jellison and Capper will each receive cash and equity compensation pursuant to the Company’s non-employee director compensation program. Upon appointment to the Board, as provided under the referenced non-employee director compensation program, each of Messrs. Jellison and Capper was awarded $12,500 worth of restricted stock units under the Company’s 2017 Omnibus Incentive Plan, with such grants effective on the first day of the month following their date of appointment. Each restricted stock unit gives the grantee the right to receive one share of common stock and is valued at the fair market value of a share of our common stock on the date of grant. The restricted stock units will vest on the earlier of (a) immediately prior to the 2024 Annual Meeting, or (b) the close of business on the first anniversary of the date on which such grant was made.

Item 7.01. Regulation FD Disclosure.

On May 28, 2024, the Company issued a press release announcing the matters described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Cooperation Agreement, dated May 28, 2024, by and among the Company and the Investor Group
99.1	Press Release of Anika Therapeutics, Inc. dated May 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: May 28, 2024	By:	/s/ Cheryl R. Blanchard
Cheryl R. Blanchard
President and Chief Executive Officer